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                                                                      Exhibit 21




                               BANK UNITED CORP.
                            SCHEDULE OF SUBSIDIARIES


Bank United



                                  BANK UNITED
                            SCHEDULE OF SUBSIDIARIES

United Capital Management Corporation

Commonwealth United Mortgage Company

USAT Mortgage Securities, Inc.

United Financial Markets, Inc.

United Agency Corporation

Commonwealth General Services Agency, Inc.

United Greenway Securities Services, Inc.

United Mortgage Securities Corporation